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                                                                    Exhibit 4.15

                SECOND REVOLVING NOTE MODIFICATION AGREEMENT
                --------------------------------------------

     THIS SECOND REVOLVING NOTE MODIFICATION AGREEMENT (hereinafter referred to as this "Amendment") is made and entered into as of the 30 day of August, 2000, by and among the following parties (collectively, the "Parties"):

     1. SOUTHTRUST BANK ("Bank"), an Alabama banking corporation, successor by conversion to SouthTrust Bank, National Association;

     2. COLOR IMAGING, INC. ("Delaware Color"), a Delaware corporation, successor by name change to Advatex Associates, Inc. ("Advatex");

     3.   LOGICAL IMAGING SOLUTIONS, INC. ("Logical"), a California corporation;

     4.   COLOR IMAGE, INC. ("Georgia Color"), a Georgia corporation; and

     5.   ALOREX CORP. ("Alorex"), a New York corporation.

                             BACKGROUND STATEMENT

     1. Georgia Color and Bank are parties to a Revolving Loan (the "Loan") in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) evidenced by Revolving Note (as amended and modified, the "Note") dated as of June 24, 1999 from Georgia Color to Bank, as amended by Revolving Note Modification Agreement dated as of May 5, 2000, subject to Loan and Security Agreement (as amended and modified, the "Loan Agreement") dated as of May 5, 2000 between Georgia Color and Bank.

     2. As of the date hereof, the Parties have executed and delivered Amendment of Loan Documents (the "Loan Documents Amendment"), in which Delaware Color, Logical and Alorex have agreed to assume all obligations of Georgia Color under the Loan, the Note and the Loan Agreement, such that, from and after the date hereof, Delaware Color, Logical, Alorex and Georgia Color (collectively, jointly and severally, "Obligors"; with all references to "Obligors" in this Amendment and in the Note, as the context requires or allows, to refer to each, any and all of the entities constituting Obligors) are and shall be jointly and severally liable for all obligations of "Obligors" under the Note. Obligors execute and deliver this Amendment to confirm their joint and several liability under the Loan and all agreements and documents pertaining thereto (collectively, including but not limited to the Note and the Loan Agreement, the "Loan Documents"). Kings Brothers, Dr. Sue-Ling Wang, Jui-Chi (Jerry) Wang, Jui-Kung (Elmer) Wang and Jui-Hong (Jack) Wang (collectively, jointly and severally, "Guarantors") have guaranteed to Bank full payment and performance by Obligors under the Loan and the Loan Documents, as amended by the Loan Documents Amendment and this Amendment.

     3. The Parties also desire to amend the Loan Documents to extend the maturity date of the Loan to November 30, 2000.

                                   AGREEMENT

     FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($l0.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

     1.   Recitals. The foregoing recitals are true and correct and are hereby
          --------
incorporated herein by this reference.

     2.   Obligors. Obligors hereby assume all obligations of "Obligors" under
          --------
the Note and the Loan Documents. From and after the date hereof, Obligors are and shall be jointly and severally liable for all obligations of "Obligors" under the Note and the Loan Documents.

     3.   Guarantors. As a condition to Bank's agreements set forth herein,
          ----------
Obligors shall cause Guarantors to confirm their continuing guaranty to Bank of full payment and performance by Obligors under the Loan and the Loan Documents, as amended by the Loan Documents Amendment and this Amendment.

     4.   Maturity Date. The Note is hereby amended and modified to provide that
          -------------
the Obligors promise to pay the principal sum of the Note in full on November 30, 2000, subject to the terms of the Revolving Loan Agreement.

     5 .  Ratification. Except as herein expressly modified or amended, all the
          ------------
terms and conditions of the Note are hereby ratified, affirmed, and approved.

     6 .  Modification of Loan Documents. Obligors hereby reaffirm and restate
          ------------------------------
each and every warranty and representation set forth in all Loan Documents. The terms of the Loan Documents are hereby modified and amended, effective as of the date hereof, so that any reference in any of the Loan Documents to the Note shall refer to the Note as herein amended.

     7.   No Novation. This Amendment shall not constitute a novation of the
          -----------
indebtedness evidenced by the Loan Documents. The terms and provisions of the Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.

     8.   No Waiver or Implication. Nothing herein shall constitute a waiver by
          ------------------------
Bank of any default, whether known or unknown, which may exist under the Note or any other Loan Document. No action, inaction or agreement by Bank, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Bank. Bank has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.

     9.   No Release of Collateral. This Amendment shall in no way occasion a
          ------------------------
release of any collateral held by Bank as security to or for the Loan, shall continue to secure the Loan.

     10.  Successors and Assigns. This Amendment shall be binding upon and inure
          ----------------------
to the benefit of the Parties and their respective heirs, successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

                      [SIGNATURES COMMENCE ON NEXT PAGE]

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     IN WITNESS WHEREOF, this Amendment has been duly executed under seal by the
Parties, as of the day and year first above written.


                              OBLIGORS:

                              COLOR IMAGING, INC., a Delaware corporation

                              By: /s/ SueLing Wang
                                 -----------------------------------------
                              Printed Name: SueLing Wang , Pres.
                                           -------------------------------
                              Attest: Ann Shieh
                                      ------------------------------------
                              Its: Asst. Secretary
                                   ---------------------------------------

                                            [CORPORATE SEAL]

                              LOGICAL IMAGING SOLUTIONS, INC., a
                              California corporation

                              By: /s/ SueLing Wang
                                 -----------------------------------------
                              Printed Name: SueLing Wang
                                            -------------------------------


                              Attest: Ann Shieh
                                      ------------------------------------
                              Its: Asst. Secretary
                                   ---------------------------------------

                                            [CORPORATE SEAL]

                              COLOR IMAGE, INC., a Georgia corporation

                              By: /s/ SueLing Wang
                                  ----------------------------------------
                                      Dr. SueLing Wang , President

                              Attest: Ann Shieh
                                      ------------------------------------
                              Its: Asst. Secretary
                                   ---------------------------------------

                                            [CORPORATE SEAL]


                      [SIGNATURES CONTINUED ON NEXT PAGE]

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                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                        ALOREX CORP., a New York corporation


                                        By:  /s/ SueLing Wang
                                           -------------------------------------
                                        Printed Name: SueLing Wang, Pres.
                                                     ---------------------------


                                        Attest: Ann Shieh
                                                --------------------------------
                                        Its: Asst. Secretary
                                             -----------------------------------

                                                   [CORPORATE SEAL



                                        GUARANTORS:

                                        KINGS BROTHERS, LLC, a Georgia limited
                                        liability company

                                        By:  /s/ SueLing Wang
                                            ------------------------------(SEAL)
                                              Dr. SueLing Wang, Manager



                                        BANK:

                                        SOUTHTRUST BANK

                                        By: [ILLEGIBLE]
                                            --------------------------------
                                        Its: Vice President
                                             -------------------------------

                                                  [BANK SEAL]